                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           MICROFIELD GRAPHICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           MICROFIELD GRAPHICS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 1999

                            ------------------------

    The Annual Meeting of Shareholders of Microfield Graphics, Inc., an Oregon corporation (the "Company"), will be held on Wednesday, May 19, 1999 at 10:00 a.m., Pacific time, at the Company's offices, 7216 SW Durham Road, Portland, OR 97224, for the following purposes:

    1. To elect four directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified (Proposal No. 1);

    2. To approve an amendment to the Company's 1995 Stock Incentive Plan to increase the aggregate number of shares of Common Stock that may be issued thereunder to a total of 850,000 shares, an increase of 300,000 shares (Proposal No. 2)

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on March 22, 1999 are entitled to notice of and to vote at the meeting.

    YOU ARE RESPECTFULLY REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. You may attend the meeting in person even though you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.

                                          By Order of the Board of Directors:

                                                        [LOGO]

                                          Randall R. Reed
                                          CHIEF FINANCIAL OFFICER AND SECRETARY

Portland, Oregon
April 19, 1999

                           MICROFIELD GRAPHICS, INC.

                                ----------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 19, 1999

                            ------------------------

SOLICITATION AND REVOCABILITY OF PROXY

    The enclosed Proxy is solicited on behalf of Microfield Graphics, Inc., an Oregon corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 19, 1999 at 10:00 a.m., Pacific time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying notice of Annual Meeting. All expenses associated with this solicitation will be borne by the Company. The solicitation of proxies by mail may be followed by personal solicitation of certain shareholders by officers or regular employees of the Company. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the shares of the Company's Common Stock held in their names.

    The two persons named as proxies on the enclosed proxy card, John B. Conroy and William P. Cargile, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld), and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to elect the nominees for director proposed by the Board of Directors, and FOR Proposal No. 2 to approve an amendment to the Company's 1995 Stock Incentive Plan to increase the aggregate number of shares of Common Stock that may be issued thereunder to a total of 850,000 shares, an increase of 300,000 shares.

    A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.

    The mailing address of the principal executive offices of the Company is 7216 SW Durham Road, Portland, Oregon 97224. This Proxy Statement, the accompanying Notice of Annual Meeting, the Proxy Card and a copy of the Company's Annual Report are first being mailed on or about April 19, 1999 to shareholders of record on March 22, 1999 of the Company's Common Stock.

VOTING AT THE MEETING

    Shareholders of record at the close of business on March 22, 1999 (the "record date") are entitled to notice of, and to vote at, the Annual Meeting. The Company has one class of voting securities outstanding, designated Common Stock. At the record date, 3,687,740 shares of the Company's Common Stock were outstanding and entitled to vote. The Common Stock does not have cumulative voting rights.

    Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. If a quorum is present at the Annual
Meeting: (i) the four nominees for election as directors who receive the greatest number of votes cast will be elected directors; and (ii) Proposal No. 2 to amend the Company's 1995 Stock Incentive Plan to increase the aggregate number of shares of Common Stock that may be issued thereunder to a total of 850,000 shares will be approved if it receives the affirmative vote of the majority of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting.

    With respect to the election of directors, directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting or nonvoting by brokers will have no effect thereon. With respect to voting on Proposal No. 2, abstention from voting will have the same effect as voting against the proposal. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on Proposal No. 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of February 28, 1999 as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director or nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group. Except as otherwise noted, the Company believes the persons listed below have sole investment and voting power with respect to the Common Stock owned by them. As of February 28, 1999 John B. Conroy, William P. Cargile, Donald H. Zurstadt, Randall R. Reed, Michael W. Stansell, and Peter F. Zinsli (collectively, the "Executives"), Steelcase Inc. and the Company were parties to a Share Ownership, Voting and Right of First Refusal Agreement dated March 19, 1998 (the "Voting Agreement"). On the date of the Voting Agreement, the Executives were directors and executives of the Company. Pursuant to the Voting Agreement, Steelcase and the Executives are obligated to vote their shares of Common Stock to elect certain individuals to the Board of Directors of the Company, including one individual designated by Steelcase (currently James P. Keane), Mr. Conroy and three independent directors as directed by majority of the Board of Directors (currently only Messrs. Shaw and Cargile have been designated). With regard to matters other than the election of directors, Steelcase has agreed to vote all of its shares of Common Stock that it may own in excess of 610,000 shares in direct proportion of the votes of all outstanding shares of Common Stock. Each party to the Voting Agreement is deemed the beneficial owner of the shares of Common Stock beneficially owned by each other party to the Voting Agreement.

                                                                             COMMON STOCK
                                                                     ----------------------------
FIVE PERCENT SHAREHOLDERS,                                             SHARES       APPROXIMATE
DIRECTORS, DIRECTOR NOMINEES                                         BENEFICIALLY   PERCENTAGE
AND CERTAIN EXECUTIVE OFFICERS                                        OWNED(1)         OWNED
-------------------------------------------------------------------  -----------  ---------------
Steelcase Inc.(6) .................................................   1,270,763           31.3%
  P. O. Box 1967
  Grand Rapids, MI 49501-1967

John. B. Conroy(2)(3)..............................................   1,270,763           31.3%

William P. Cargile(2)(4)...........................................   1,270,763           31.3%

Herbert S. Shaw(2)(5)..............................................      10,000              *

James P. Keane(2)(6)...............................................   1,270,763           31.3%

Donald H. Zurstadt(2)(7)...........................................   1,270,763           31.3%

All directors and executive officers as a group
  (8 persons)(8)...................................................   1,270,763           31.3%

------------------------

 *  Less than 1%

(1) Shares to which the person or group has the right to acquire within 60 days after February 28, 1999 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(2) The address of Messrs. Conroy, Cargile, Shaw, and Zurstadt is c/o Microfield Graphics, Inc., 7216 SW Durham Road, Portland, Oregon 97224. The address for Mr. Keane is c/o Steelcase Inc., P.O. Box 1967, Grand Rapids, MI 49501-1967.

(3) Includes 136,033 shares held by Mr. Conroy and 23,125 shares subject to options exerciseable within 60 days after February 28, 1999.

(4) Includes 190,000 shares held by Mr. Cargile and 13,000 shares subject to options exerciseable within 60 days after February 28, 1999.

(5) Includes 10,000 shares subject to options exerciseable within 60 days after February 28, 1999.

(6) Includes 507,000 shares held by Steelcase Inc. and 260,000 shares subject to warrants exerciseable by Steelcase within 60 days after February 28, 1999.

(7) Includes 17,643 shares held by Mr. Zurstadt and 16,703 shares subject to options exerciseable within 60 days after February 28, 1999.

(8) Includes 118,804 shares subject to options and 260,000 shares subject to warrants exerciseable within 60 days after February 28, 1999.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    In accordance with the Company's Bylaws, the Board of Directors shall consist of no fewer than three and no more than eleven directors, the specific number to be determined by resolution adopted by the Board of Directors. The Board of Directors has set the number of directors at four.

    Each director will serve until the next annual meeting of shareholders and until his successor is duly elected and qualified.

NOMINEES FOR DIRECTOR

    The names and certain information concerning the nominees for director are set forth below. Shares represented by the proxies will be voted for the election to the Board of Directors of the persons named below unless authority to vote for a particular director or directors has been withheld in the proxy. In the event of the death or unavailability of any nominee or nominees, the proxy holders will have discretionary authority under the proxy to vote for a substitute nominee. Proxies may not be voted for more than four nominees. The Board of Directors has nominated the persons named in the following table to be elected as directors.

          NAME OF NOMINEE                 AGE                  POSITION WITH THE COMPANY
------------------------------------      ---      -------------------------------------------------
John B. Conroy......................          60   Chairman of the Board, President and Chief
                                                     Executive Officer
William P. Cargile..................          57   Director
Herbert S. Shaw.....................          63   Director
James P. Keane......................          39   Director

------------------------

    There is no family relationship among any of the directors or executive officers of the Company.

    JOHN B. CONROY joined the Company in May 1986 and was appointed President and elected a Director that same month. Mr. Conroy was designated Chief Executive Officer by the Board of Directors in January 1987, and appointed Chairman of the Board of Directors in June 1996. Mr. Conroy previously held executive management positions with a number of computer industry companies, has served as a Director of several, and holds a BSEE from New York University.

    WILLIAM P. CARGILE was elected to the Board of Directors in February 1989. Mr. Cargile was a General Partner of Crosspoint Venture Partners from April 1983 until December 1995, at which time he became a Venture Partner of Crosspoint Venture Partners.

    HERBERT S. SHAW was appointed to the Board of Directors in June 1997. Mr. Shaw has been the Managing Partner of NorCrest Ltd. and Chairman of NorCrest Capital Management LLC, an investment banking company, since January 1996. From February 1992 to December 1995 Mr. Shaw was the President and CEO of The Laughlin Group, a financial services and investment group of companies.

    JAMES P. KEANE was appointed to the Board of Directors in March 1998. Mr. Keane has been the Vice President of Corporate Strategy and Development for Steelcase Inc., a furniture manufacturing company, since January 1997. From 1992 to January 1997, Mr. Keane was Vice President and Chief Financial Officer of Cloud Corporation, a packaging company. From 1987 to 1992, Mr. Keane was a senior engagement officer at the consulting firm of McKinsey & Company, Inc.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors met three times during 1998. Each director attended all of the meetings of the Board of Directors and all committees of which he was a member. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Executive Stock Committee. The Company does not have a nominating committee.

    The Audit Committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee consists of Messrs. Conroy, Cargile and Shaw. The Compensation Committee determines compensation for the Company's executive officers. The Compensation Committee consists of Messrs. Conroy and Cargile. Both the Audit Committee and the Compensation Committee met once during 1998.

COMPENSATION OF DIRECTORS

    The 1995 Stock Incentive Plan provides for the automatic grant of an option to purchase 10,000 shares of Common Stock to each person who becomes a non-employee director of the Company after April 24, 1996, provided that the person has not previously served as a director of the Company. A "non-employee director" is a director who is not an employee of the Company or any of its subsidiaries. The plan also provides for the grant of an automatic option to purchase an additional 3,000 shares of Common Stock to each incumbent non-employee director who continues in office as a non-employee director following an annual meeting of shareholders, starting with the 1997 Annual Meeting. Mr. Cargile was granted an option for 3,000 shares in 1997, and Mr. Shaw was granted an option for 10,000 shares in 1997. Mr. Keane is a director in his capacity as a representative of Steelcase Inc. and as such has not been granted an option.

    Directors do not receive any fees for serving on the Company's Board of Directors or any committee thereof, but are reimbursed for reasonable expenses incurred in attending meetings.

                   AMENDMENT TO THE 1995 STOCK INCENTIVE PLAN
                                (PROPOSAL NO. 2)

    The Company maintains the 1995 Stock Incentive Plan (the "1995 Plan") for the benefit of its employees and others who provide services to the Company. The Board of Directors believes the grant of stock options to these individuals aligns their interests with shareholder interests and provides them with incentives to exert their best efforts on behalf of the Company. On February 2, 1999 the Company's Board of Directors approved an amendment to the 1995 Plan to increase the aggregate number of shares of Common Stock that may be issued thereunder to a total of 850,000 shares, an increase of 300,000 shares. See Summary of 1995 Stock Incentive Plan, as Amended, contained in the Appendix to this Proxy Statement.

    In the absence of contrary specifications, the shares represented by proxies will be voted FOR the following resolution approving the amendment to the 1995
Plan:

    RESOLVED that the shareholders of Microfield Graphics, Inc. hereby approve the amendment of first sentence of Paragraph 2 of the 1995 Plan to read as follows:

    "Subject to adjustment as provided below and in paragraph 13, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 850,000 shares."

    The affirmative vote of the majority of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to adopt the foregoing resolution. Shareholder approval of this Proposal No. 2 will also constitute a re-approval of the performance goals contained in the per-employee limits on grants of options and stock appreciation rights under the 1995 Plan of 200,000 shares for new hires and 100,000 shares annually otherwise. This re-approval is required every five years for continued compliance with regulations under Section 162(m) of the Internal Revenue code of 1986.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE
                  AMENDMENT TO THE 1995 STOCK INCENTIVE PLAN.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

    The names, ages and positions of the Company's executive officers are as follows:

NAME                                      AGE              CURRENT POSITION(S) WITH COMPANY
------------------------------------      ---      -------------------------------------------------
John B. Conroy......................          60   Chairman of the Board, President and Chief
                                                     Executive Officer
Randall R. Reed.....................          42   Chief Financial Officer and Secretary
Michael W. Stansell.................          56   Vice President, Operations
Ross K. Summers.....................          46   Vice President, Sales
Donald H. Zurstadt..................          57   Vice President, Engineering

------------------------

    For information on the business background of Mr. Conroy, see "Nominees for Director" above.

    RANDALL R. REED joined the Company in August 1985 as Controller and became the Company's Chief Financial Officer and Secretary in April 1990. Mr. Reed was a Tax Supervisor, among other positions, at Coopers and Lybrand from August 1981 to February 1985. Mr. Reed is a Certified Public Accountant and holds a BS in business administration from Southern Oregon State College.

    MICHAEL W. STANSELL joined the Company in November 1985 as Director of Manufacturing and was appointed Vice President, Operations, in January 1987. Mr. Stansell was a division manufacturing manager, among other positions, at Tektronix Corporation from August 1965 through October 1985.

    ROSS K. SUMMERS joined the Company in June 1998 as Vice President Sales & Marketing. Mr. Summers was Vice President, Operations and Corporate Development for Atlas Telecom, Inc. from April 1996 through May 1998. From 1985 to 1996 Mr. Summers also held several executive marketing positions with Sequent Computer Systems, the last of which was Vice President Corporate Marketing. Mr. Summers holds a BS degree in Mathematical Sciences from Oregon State University.

    DONALD H. ZURSTADT joined the Company in September 1989 as Manager of Engineering and was appointed Vice President, Engineering, in April 1990. Mr. Zurstadt has held management and engineering positions with several computer industry companies over the past 30 years including Tektronix, Inc., McDonnell Douglas Automation Corporation and Digital Equipment Corporation. Mr. Zurstadt holds a BA in physics from the University of Colorado.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation awarded to, earned by or paid to the Company's Chief Executive Officer and other executive officers of the Company whose total annual salary and bonus exceeded $100,000 (collectively, the "named officers") for fiscal years 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                                                            -------------
                                                               ANNUAL COMPENSATION           SECURITIES
                                                       -----------------------------------   UNDERLYING       ALL OTHER
                                                         FISCAL                                OPTIONS      COMPENSATION
                                                          YEAR      SALARY($)   BONUS($)         (#)           ($)(1)
                                                       -----------  ---------  -----------  -------------  ---------------
John B. Conroy.......................................        1998     219,154          --        75,000              --
  Chairman of the Board of Directors,                        1997     206,451          --        60,000              --
  President, and Chief Executive Officer                     1996     205,539          --            --              --

Donald H. Zurstadt...................................        1998     114,615          --        17,000              --
  Vice President, Engineering                                1997     106,546          --        25,000              --
                                                             1996     106,628          --            --              --

------------------------

(1) The aggregate amount of perquisites and other personal benefits was less than either $50,000 or 10% of the total of the annual salary and bonus reported for each of the named officers.

OPTIONS GRANTED IN LAST FISCAL YEAR

    The following table contains information concerning the grant of stock options under the Company's 1995 Stock Incentive Plan during fiscal 1998 to the named officers. All current executive officers as a group received options exerciseable for 168,000 shares of the Company's Common Stock during fiscal 1998. All employees who are not currently executive officers of the Company received options exerciseable for a total of 43,500 shares of the Company's Common Stock during fiscal 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                   INDIVIDUAL GRANTS
                                                 -----------------------------------------------------
                                                  NUMBER OF    % OF TOTAL
                                                 SECURITIES      OPTIONS
                                                 UNDERLYING    GRANTED TO     EXERCISE
                                                   OPTIONS    EMPLOYEES IN      PRICE      EXPIRATION
NAME                                             GRANTED(1)    FISCAL YEAR    ($/SHARE)       DATE
-----------------------------------------------  -----------  -------------  -----------  ------------
                                                                                            June 16,
John B. Conroy.................................      75,000          14.8%       4.0625       2003

                                                                                            June 16,
Donald H. Zurstadt.............................      17,000           3.7%       4.0625       2003

------------------------

(1) Options granted in June 1998 to the named officers are exerciseable from time to time in the amount of 1/48 of the shares per month, each month through June 16, 2002. Under the Company's 1995 Stock Incentive Plan, the Board of Directors retains discretion, subject to plan limits, to modify the terms of outstanding options. Options are granted for a term of five years, subject to earlier termination as a result of termination of employment, death or disability. The stock options granted to the named officers were granted at the current market price on the date of grant.

OPTION EXERCISE AND HOLDINGS

    The following table provides information concerning the exercise of options during fiscal 1998 and unexercised options held as of the end of the fiscal year with respect to the named officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                    NUMBER OF
                                                                    SECURITIES                 VALUE OF
                                                                    UNDERLYING               UNEXERCISED
                                                                   UNEXERCISED               IN-THE-MONEY
                                                                     OPTIONS                   OPTIONS
                                SHARES ACQUIRED    VALUE           AT FY-END(#)            AT FY-END($)(2)
                                  ON EXERCISE     REALIZED        EXERCISEABLE/             EXERCISEABLE/        GRANT   EXPIRATION
NAME                                  (#)          ($)(1)         UNEXERCISEABLE            UNEXERCISEABLE       DATE       DATE
------------------------------  ---------------   --------   ------------------------  ------------------------  -----   ----------
John B. Conroy................      45,000         11,250          2,500       12,500        1,094        5,469  2/97       2/02
                                        --             --          9,375       65,675           --           --  6/98       6/03

Donald H. Zurstadt............       1,214            835         10,661        3,125        4,664        1,367  2/97       2/02
                                     2,300          2,731            417        5,833          391        5,468  4/97       4/02
                                        --             --          2,125       14,875           --           --  6/98       6/03

------------------------

(1) Market value of the underlying securities at exercise date, minus exercise price of the options.

(2) Market value of the underlying securities at January 2, 1999, $2.1875 per share, minus exercise price of the unexercised options.

RELATED TRANSACTIONS

    On March 19, 1998 the Company signed a common stock purchase agreement with Steelcase under which Steelcase purchased 350,000 shares of the Company's common stock and a warrant for $2,012,500 in cash. The warrant gives Steelcase the right to purchase an additional 260,000 shares of the Company's common stock at $6.75 per share. The warrant is exerciseable starting on March 19, 1999 and expires on March 19, 2001. As a part of the transaction Steelcase was granted a seat on the Board of Directors. James P. Keane was appointed as their representative on the board in March 1998. In addition, the Company, Steelcase and certain directors and executives of the Company entered a Share Ownership, Voting and Right of First Refusal Agreement ("Voting Agreement") pursuant to which the parties agreed to vote their shares of common stock to elect certain individuals to the Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management." On March 26, 1999 the Company sold Steelcase on additional 444,445 shares of the Company's common stock for $1,000,001. The Company also granted Steelcase registration rights for its shares of the Company's common stock in connection with these two stock sales. Steelcase has the right, at any time after March 19, 2000, to require the Company to effect the registration under the Securities Act of 1933 of the common stock owned by Steelcase, subject to certain limitations.

    On October 22, 1998, pursuant to an executive loan program authorized by the Board of Directors, John B. Conroy borrowed money from the Company in order to exercise options for 45,000 shares of the Company's Common Stock. The transaction resulted in a note due the Company from Mr. Conroy in the amount of $78,750, with interest at 6% per year, due on October 22, 2003.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and

Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during 1998, all executive officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

                            INDEPENDENT ACCOUNTANTS

    Price Waterhouse LLP audited the Company's financial statements for the fiscal year ended January 2, 1999 and has been selected to do the same for fiscal year ended January 1, 2000. Representatives of Price Waterhouse LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. They do not expect to make any statement but will have the opportunity to make a statement if they wish.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Proposals of shareholders intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company at its principal office no later than December 21, 1999 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                             COPIES OF FORM 10-KSB

    All shareholders are entitled to a copy of the Company's Form 10-KSB filed with the Securities and Exchange Commission. If you would like a copy, one will provided without charge upon request to: Investor Relations, Microfield Graphics, Inc., 7216 SW Durham Rd., Portland, OR 97224. For additional information on how to access the company's SEC filings over the internet, please contact Randy Reed via e-mail at www.rreed@softboard.com.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgement if any other matters are presented.

    For this year's annual meeting of shareholders, if notice of a shareholder proposal to be raised at the annual meeting of shareholders was received at the principal executive offices of the Company after the date 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year annual meeting, proxy voting on that proposal when and if raised at the annual meeting will be subject to the discretionary voting authority of the designated proxy holders. For the 2000 annual meeting of shareholders, if notice of a shareholder proposal to be raised at the meeting is received at the principal executive offices of the Company after March 5, 2000, proxy voting on that proposal when and if raised at the annual meeting will be subject to the discretionary authority of the designated proxy holder.

                                          By Order of the Board of Directors:

                                                        [LOGO]

                                          Randall R. Reed
                                          CHIEF FINANCIAL OFFICER AND SECRETARY

Dated: April 19, 1999

                          APPENDIX TO PROXY STATEMENT
                SUMMARY OF 1995 STOCK INCENTIVE PLAN, AS AMENDED

    BACKGROUND. The Company's 1995 Stock Incentive Plan (the "1995 Plan") was adopted by the Board of Directors in May 1995 and approved by the shareholders of the Company in June 1995. The 1995 Plan was amended in 1997 and the amendments were approved by the shareholders of the Company at the 1997 Annual Meeting. The 1995 Plan provides for the award of incentive stock options to key employees and the award of non-qualified stock options, stock appreciation rights, bonus rights and other incentive grants to employees, independent contractors and consultants. The total number of shares of the Company's Common Stock that may be issued under the 1995 Plan, before giving effect to Proposal No. 2, will not exceed 550,000.

    SHARES AVAILABLE FOR GRANT. On February 2, 1999 the Company's Board of Directors approved an amendment to the 1995 Plan to increase the aggregate number of shares of Common Stock that may be issued thereunder to a total of 850,000 shares, an increase of 300,000 shares. This amendment to the 1995 Plan is subject to shareholder approval, as presented in Proposal No. 2 in this Proxy Statement.

    ELIGIBILITY. All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the 1995 Plan. Also eligible are non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary.

    As of February 28, 1999 the persons eligible to participate in the 1995 Plan included 5 officers, 2 non-officer directors and 35 employees of the Company. During the fiscal year ended January 2, 1999, options to purchase 212,500 shares of Common Stock were granted under the 1995 Plan at exercise prices of between $2.375 and $6.50 per share. As of January 2, 1999, options to purchase 431,870 shares of Common Stock were outstanding at exercise prices of of between $1.06 and $4.06 per share, 54,509 shares of Common Stock had been issued upon exercise of options, and 63,621 shares of Common Stock were available for future grants under the 1995 Plan, (363,621 shares if Proposal No. 2 to amend the 1995 Plan is approved by the shareholders of the Company).

    ADMINISTRATION. The Plan is administered by the Board of Directors, which may promulgate rules and regulations for the operation of the Plan and generally supervises the administration of the 1995 Plan. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both, authority to administer the Plan, except that only the Board of Directors may amend, modify or terminate the 1995 Plan. In 1995, the Board of Directors delegated to Mr. Conroy authority to make grants under the Plan to anyone other than directors and executive officers of the Company. In addition, during 1995 the Board of Directors created an Executive Stock Committee with authority to make grants under the Plan to directors and executive officers. The Executive Stock Committee must consist of at least two directors who qualify as non-employee directors under Rule 16b-3 under the 1934 Act.

    MINIMUM OPTION PRICE. The purchase price of the Company's Common Stock upon exercise of incentive stock options ("ISOs") must not be less than the fair market value of the Common Stock at the date of the grant, in the case of incentive stock options issued to holders of more than 10% of the outstanding Common Stock, 110% of fair market value, or at a price at the discretion of the Board of Directors, in the case of non-qualified stock options ("NQSO's"). The maximum market value, on the date of grant, of the stock for which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. As defined in the 1995 Plan, "fair market value" shall mean the last reported sales price of the Company's Common Stock in the Wall Street Journal on the day preceding the date such option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred.

    DURATION OF OPTIONS. Subject to earlier termination of the option as a result of termination of employment, death or disability, each option granted under the 1995 Plan shall expire on the date specified by the Administrative Committee, but in no event more than (i) ten years from the date of grant in the case of ISOs generally, (iii) five years from the date of grant in the case of ISOs granted to a holder of more than 10% of the outstanding Common Stock, and
(iii) the period of time as determined by the Board of Directors, in the case of NQSOs.

    MEANS OF EXERCISING OPTIONS. An option is exercised by giving written notice to the Company, which notice must be accompanied by full payment of the purchase price therefor, either (i) in cash or by certified check, (ii) at the discretion of the Board of Directors, through delivery of shares of Common Stock having a fair market value equal to the cash exercise price of the option, (iii) at the discretion of the Board of Directors, by delivery of the optionee's personal recourse promissory note in the amount of the cash exercise price of the option, or (iv) at the discretion of the Board of Directors, by any combination of (i), (ii) and (iii) above.

    TERM AND AMENDMENT OF THE 1995 PLAN. The 1995 Plan will continue in effect until all shares available for issuance under the 1995 Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may amend the 1995 Plan at any time, provided that no change in an award already granted shall be made without the written consent of the holder of such award. The Board of Directors may suspend or terminate the 1995 Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the 1995 Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the 1995 Plan.

    ASSIGNABILITY. No option granted under the 1995 Plan is assignable or transferable by the optionee except by will or by the laws of descent and distribution

    STOCK BONUSES. The Board of Directors may award shares under the 1995 Plan as stock bonuses, subject to the terms, conditions and restrictions determined by the Board of Directors. No stock bonuses have been awarded as of February 28, 1999.

    RESTRICTED STOCK. The Board of Directors may issue restricted shares of the Company's Common Stock under the 1995 Plan for such consideration as determined by the Board of Directors. No issuance of restricted stock has been made as of February 28, 1999.

    STOCK APPRECIATION RIGHTS. The Board of Directors may grant stock appreciation rights under the 1995 Plan by the Board of Directors, subject to such rules, terms and conditions as the Board of Directors prescribes. No stock appreciation rights have been granted as of February 28, 1999.

    CASH BONUS RIGHTS. The Board of Directors may grant cash bonus rights under the 1995 Plan in connection with (i) options granted or previously granted, (ii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the 1995 Plan. Cash bonus rights will be subject to such rules, terms and conditions as the Board of Directors prescribes. No cash bonus rights have been granted as of February 28, 1999.

    PERFORMANCE UNITS. The Board of Directors may grant performance units under the 1995 Plan, consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time, not more than 10 years. No performance units have been granted as of February 28, 1999.

    OPTION GRANTS TO NON-EMPLOYEE DIRECTORS. The 1995 Plan provides for the automatic grant of an option to purchase 10,000 shares of Common Stock an ("Initial Grant") to each person who becomes a non-employee director after April 24, 1996, provided that the person has not previously served as a director of the Company. A "non-employee director" is a director who is not an employee of the Company or any of its subsidiaries. An Initial Grant takes effect on the date that a person first becomes a non-employee director. The Plan also provides for the automatic grant of an option to purchase an additional 3,000 shares of Common Stock (an "Additional Grant") to each incumbent non-employee director who continues to serve as a non-employee director following an annual meeting of shareholders, provided that the non-employee director has not received an Initial Grant in that calendar year. The Additional Grant provision first took effect in connection with the 1997 annual meeting of shareholders. Additional grants are granted as of the annual meeting date.

    FEDERAL TAX EFFECTS OF ISOS. The Company intends that ISOs granted under the 1995 Plan will qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). An optionee acquiring stock pursuant to an ISO receives favorable tax treatment in that the optionee does not recognize any taxable income at the time of the grant of the ISO or upon exercise. The tax treatment of the disposition of ISO stock depends upon whether the stock is disposed of within the holding period, which is the later of two years from the date the ISO is granted or one year from the date the ISO is exercised. If the optionee disposes of ISO stock after completion of the holding period, the optionee will recognize as capital gains income the difference between the amount received in such disposition and the basis in the ISO stock, i.e. the option's exercise price. If the optionee disposes of ISO stock before the holding period expires, it is considered a disqualifying disposition and the optionee must recognize the gain on the disposition as ordinary income in the year of the disqualifying disposition. Generally, the gain is equal to the difference between the option's exercise price and the stock's fair market value at the time the option is exercised and sold (the "bargain purchase element"). While the exercise of an ISO does not result in taxable income, there are implications with regard to the alternative minimum tax ("AMT"). When calculating income for AMT purposes, the favorable tax treatment granted ISOs is disregarded and the bargain purchase element of the ISO will be considered as part of AMT income. Just as the optionee does not recognize any taxable income on the grant or exercise of an ISO, the Company is not entitled to a deduction on the grant or exercise of an ISO. Upon a disqualifying disposition of ISO stock, the Company may deduct from taxable income in the year of the disqualifying disposition an amount generally equal to the amount that the optionee recognizes as ordinary income due to the disqualifying disposition.

    FEDERAL TAX EFFECTS OF NQSOS. If an option does not meet the statutory requirements of Section 422 of the Internal Revenue Code and therefore does not qualify as an ISO, the difference, if any, between the option's exercise price and the fair market value of the stock on the date the option is exercised is considered compensation and is taxable as ordinary income to the optionee in the year the option is exercised, and is deductible by the Company for federal income tax purposes in such year. Although an optionee will generally realize ordinary income at the time the NQSO is exercised, if the stock issued upon exercise of the option is considered subject to a "substantial risk of forfeiture" and no "Section 83 Election" has been filed, then the optionee is not taxed when the option is exercised, but rather when the forfeiture restriction lapses. At that time, the optionee will realize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the stock on the date the forfeiture restriction lapses.

    The foregoing summary of federal income tax consequences of stock options does not purport to be complete, nor does it discuss the provisions of the income tax laws of any state or foreign country in which the optionee resides.

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                            MICROFIELD GRAPHICS, INC.
                                     PROXY

                     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 19, 1999

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 19, 1999 and hereby names, constitutes and appoints John B. Conroy and William P. Cargile, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Microfield Graphics, Inc. (the "Company") to be held at 10:00 a.m. on Wednesday, May 19, 1999, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 22, 1999, with all the powers that the undersigned would possess if he were personally present.




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


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                                                             Please mark
                                                             your votes as  /X/
                                                             indicated in
                                                             this example

                                         FOR all nominees     WITHHOLD AUTHORITY
                                           listed below         (to vote for
                                        (except as marked       all nominees
                                      to the contrary below)    listed below)

PROPOSAL 1: Election of Directors             / /                    / /

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

JOHN B. CONROY   WILLIAM P. CARGILE   HERBERT S. SHAW   JAMES P. KEANE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.



                                                 FOR       AGAINST    ABSTAIN ON
                                              PROPOSAL 2  PROPOSAL 2  PROPOSAL 2
PROPOSAL 2:  To approve an amendment to the
             Company's 1995 Stock Incentive      / /         / /          / /
             Plan to increase the aggregate
             number of shares of Common
             Stock that may be issued
             thereunder to 850,000 shares,
             an increase of 300,000 shares.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

PROPOSAL 3:  Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

             I DO (   ) DO NOT (   ) PLAN TO ATTEND THE MEETING.  (PLEASE CHECK)

             The shareholder signed below reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 7216 SW Durham Road, Portland, Oregon 97224, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

Signature(s)__________________________________________   Dated __________, 1999

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.




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